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                               EXHIBIT 11

                     COMPUTATION OF PER SHARE EARNINGS

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
                                               Year Ended December 31,
                                       --------------------------------------
                                          1999          1998          1997
                                       ----------    ----------    ----------
EARNINGS
--------
Earnings From Continuing Operations    $7,597,003    $9,537,904    $6,961,090
Loss From Discontinued Operations              --            --    (6,698,240)
                                       ----------    ----------    ----------
        Net Earnings                   $7,597,003    $9,537,904    $  262,850
                                       ==========    ==========    ==========

SHARES
------
Weighted Average Number of
  Common Shares Outstanding (See Note) 5,900,928 5,274,881 4,806,834 Additional Shares Assuming
  Conversion of Stock Options              72,313       205,250       125,994
                                        ---------     ---------     ---------
Weighted Average Common Shares
  Outstanding and Equivalents           5,973,241     5,480,131     4,932,828
                                        =========     =========     =========

Basic Earnings Per Share:
  Continuing Operations                   $  1.29       $  1.81       $  1.45
  Discontinued Operations                      --            --         (1.40)
                                          -------       -------       -------
      Net Earnings                        $  1.29       $  1.81       $   .05
                                          =======       =======       =======

Diluted Earnings Per Share:
  Continuing Operations                   $  1.27       $  1.74       $  1.41
  Discontinued Operations                      --            --         (1.36)
                                          -------       -------       -------
      Net Earnings                        $  1.27       $  1.74       $   .05
                                          =======       =======       =======


Note:	All activity during the year has been adjusted for the number of days in the year that the shares were outstanding.

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